THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND THEREFORE THESE SECURITIES MAY NOT BE TRANSFERRED WITHOUT REGISTRATION THEREUNDER OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.

                         AMERICAN UTILICRAFT CORPORATION
                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$1,000,000.00                                                      July 11, 2000

         1.       PRINCIPAL.
                  ---------

                  FOR VALUE RECEIVED, the undersigned, American Utilicraft Corporation ("Maker"), promises to pay to the Douglas E. Smith, trustee of the Smith Family Trust ("Payee"), or order, at ________________________, or at such other place as the holder of this Note shall specify, in lawful money of the United States of America, the maximum sum of One Million Dollars ($1,000,000) or such lesser amount as may be advanced hereunder pursuant to the terms hereof (the "Maximum Principal Amount") and to pay interest on each advance hereunder at the rate of six percent (6%) per annum from the date of each such advance until this Note is fully paid.

         2.       PAYMENT OF PRINCIPAL AND INTEREST.
                  ---------------------------------

                  Unless sooner converted into shares of common stock of Maker as provided for herein, all principal of and interest accruing on this Note shall be due and payable on the date which is three (3) years from the date hereof (the "Due Date"). In the event that Payee converts the principal amount of the Note into common stock as provided in Section 3 below, Maker shall have the option to pay all accrued interest in either cash or stock (based on the applicable Conversion Price). In the event that Payee does not convert the principal amount of the Note, then on the Due Date the Maker shall also pay to the Payee as a premium an amount equal to thirty percent (30%) of the then outstanding principal amount.

                  Interest shall be calculated on the unpaid principal balance of this Note on the basis of a year of 360 days and the actual number of days elapsed until payment, unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be. Interest shall accrue and be payable under this Note whether or not Maker, or Maker's successors or assigns, should avail themselves of the protection of the United States bankruptcy laws. From and after the occurrence of an "event of default" as set forth in Section 8 hereof, interest shall continue to accrue on the unpaid principal balance of this Note at the same interest rate as set forth in Section 1 of this Note.

         3.       CONVERSION OF NOTE.
                  ------------------

                  The Payee shall have the right to convert some or all of the outstanding principal balance of this Note at any time into shares of the Maker's common stock by giving written notice to the Maker of Payee's election to convert and the date of such conversion. The conversion price shall be the lesser of (i) $3.00 per share and (ii) eight percent (80%) of the market value of Maker's common stock on the date of conversion which shall be the closing price of Maker's common stock as reported on the stock exchange for such date; provided, however, that the conversion price shall not be less than $1.00 per share (the "Conversion Price").

         4.       WARRANTS.
                  --------

                  For each $500,000 advanced by Payee hereunder, Maker shall issue to Payee a warrant to purchase 75,000 shares of the Maker's common stock, at an exercise price equal to $___ per share. Maker agrees to use its reasonable best efforts to include the shares of common stock issuable upon exercise of the Warrant in its registration statement on Form SB-2 to be filed in connection with the Swartz equity line agreement.

         5.       PREPAYMENT.
                  ----------

                  A. This Note may be prepaid at any time or from time to time, in whole or in part.

                  B. Each such prepayment shall include all interest then accrued but unpaid on this Note, plus a premium equal to thirty percent (30%) of the principal amount being repaid.

                  C. Any partial prepayment of the outstanding principal balance shall in no way release, discharge or affect the obligation of the Maker to continue to make any other payments of principal or interest provided for herein until this Note is paid in full.

         6.       APPLICATION OF PAYMENTS.
                  -----------------------

                  Each payment on this Note (whether made when due or otherwise) shall be credited first, to late charges, fees and other charges due, including collection costs and attorneys' fees, second against interest then due, and the remainder of such payment shall be credited against the unpaid principal.

         7.       WAIVER.
                  ------

                  Maker and all endorsers, guarantors and all persons liable, or to become liable on this Note (each, other than Maker, hereinafter referred to in this Section as the "Applicable Party"), jointly and severally, waive presentment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note, notice of acceleration, notice of intent to accelerate, and any and all other notices or matters of a like nature, and consent to any and all renewals and extensions of the time of payment hereof. Each Applicable Party agrees that at any time and from time to time, without notice (i) the terms of payment herein, or (ii) the terms of any guaranty of this Note may be modified, increased, changed or exchanged, in whole or in part, without in any way affecting the liability of any Applicable Party.

         8.       DEFAULT BY MAKER.
                  ----------------

                  Any one or more of the following shall constitute an "Event of Default" by Maker under the terms of this Note:

                  A. If Maker fails to pay any payment, whether at maturity or otherwise, of principal and/or interest upon the due date thereof.

                  B. If Maker defaults in the performance or observance of any of the covenants, conditions or agreements set forth in this Note.

                  C. If Maker breaches any representation or warranty contained in this Note and such breach is not cured within thirty (30) calendar days after written notice to Maker; provided however that, no cure period shall be required for a breach which by its nature cannot be cured.

                  D. If Maker institutes proceedings to be adjudicated a voluntary bankrupt; consents to the filing of a bankruptcy proceeding against Maker; files or consents to filing of a petition or answer or consent seeking reorganization under the federal bankruptcy laws or any other similar applicable federal or state law; consents to the appointment or a receiver of liquidator or trustee or assignee in bankruptcy or insolvency of the Maker or a substantial part of Maker's property; an assignment for the benefit of creditors is made by the Maker; or Maker admits in writing of Maker's inability to pay Maker's debts generally as they become due.

         9.       REMEDIES UPON DEFAULT.
                  ---------------------

                  If an Event of Default occurs, at the option of Payee, and upon written demand, the Payee may accelerate the due date of this Note and declare the entire outstanding principal balance hereof, including all fees and costs (if any), and accrued but unpaid interest, immediately due and payable in full.

                  Each of the options, rights and remedies provided herein or available at law or in equity which may be exercised by Payee may be exercised separately or concurrently with any one or more other options, rights or remedies available to Payee. Failure to exercise any option, right or remedy shall not constitute a waiver of the right of the Payee to exercise such option, right or remedy in the event of or with respect to any prior, subsequent or concurrent transaction or occurrence of the same or a different kind or character.

         10.      ATTORNEYS' FEES.
                  ---------------

                  Maker agrees to pay all costs of collection or enforcement of this Note when incurred, including, but not limited to, reasonable attorneys' fees. If any suit or action is instituted to enforce this Note, Maker promises to pay, in addition to the costs and disbursements allowed by law, such sum as the court may adjudge as reasonable attorneys' fees in such suit or action. Maker shall also pay all reasonable attorneys' fees and costs incurred by Payee in connection with any modification, amendment or consent related to any renegotiation or modification of this Note.

         11.      SEVERABILITY.
                  ------------

                  Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

         12.      GOVERNING LAW.
                  -------------

                  This Note shall be governed by and construed in accordance with the laws of the State of California.

         13.      NOTICES.
                  -------

                  All notices, statements or demands shall be in writing and shall be served in person, by telegraph, by express mail, by certified mail or by private overnight delivery. Service shall be deemed conclusively made (i) at the time of service, if personally served, (ii) at the time (as confirmed in writing by the telegraphic agency) of delivery thereof to the addressee, if served telegraphically, (iii) twenty-four (24) hours (exclusive of weekends and national holidays) after deposit in the United States mail, properly addressed and postage prepaid, if served by express mail, (iv) five (5) calendar days after deposit in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail, (v) twenty-four (24) hours after delivery by the party giving the notice, statement or demand to the private overnight deliverer, if served by private overnight delivery and (vi) at the time of electronic transmission, if a copy of such notice is mailed within twenty-four (24) hours after the transmission.

         Any notice or demand to Maker shall be given to:

                                    American Utilicraft Corporation
                                    300 Petty Road N.E., Suite B
                                    Lawrenceville, Georgia  30043
                                    Facsimile: (678) 376-9093
                                    Attn:  Chief Executive Officer

                  Any notice or demand to Payee shall be given to:

                                    Douglas E. Smith
                                    ___________________________________
                                    ___________________________________

         Any party hereto may change its address for the purpose of receiving notices, demands or other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

         14.      SUCCESSORS AND ASSIGNS.
                  ----------------------

                  All the terms and provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         15.      ASSIGNABILITY.
                  -------------

                  Maker's obligation hereunder is nontransferable and nonassignable without the prior written consent of Payee.

         16.      AMENDMENT.
                  ---------

                  Neither this Note nor any term or provision hereof may be modified, amended or altered except by a written instrument approved by Payee and signed by Maker.

         17.      HEADINGS.
                  --------

                  Headings at the beginning of each numbered Section of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

         18.      TIME OF THE ESSENCE.
                  -------------------

                  TIME IS EXPRESSLY DECLARED TO BE THE ESSENCE of each obligation of the Maker hereunder and in all matters concerning this Note, including all acts or things to be done or performed in connection herewith, and specifically of every provision of this Note in which time is an element.


         19.      COMPLIANCE WITH USURY LAWS.
                  --------------------------

                  Maker and Payee intend to comply with all applicable usury laws. In fulfilling this intention, all agreements between Maker and Payee are expressly limited so that the amount of interest paid or agreed to be paid to Payee for the use, forbearance, or detention of money under this Note shall not exceed the maximum amount permissible under applicable law.

                  If for any reason payment of any amount required under this Note shall be prohibited by law, then the obligation shall be reduced to the maximum allowable by law. If for any reason Payee receives as interest an amount that would exceed the highest lawful rate, then the amount that would constitute excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest. If any conflict arises between this provision and any provision of any other agreement between Maker and Payee, then this provision shall control.

         20.      LEGAL REPRESENTATION.
                  --------------------

                  Payee agrees and represents that such party has been represented by such party's own legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's own legal counsel prior to the execution of this Agreement.

         21.      JURISDICTION.
                  ------------

                  Any action whatsoever brought upon or relating to this Note shall be instituted and prosecuted in the state courts of California, County of Orange, or the federal district court therefore, and each party waives the right to change the venue. The parties hereto further consent to accept service of process in any such action or proceeding by certified mail, return receipt requested.


"MAKER"                                    "PAYEE"

American Utilicraft Corporation            Smith Family Trust


/S/JOHN DUPONT                             /S/DOUGLAS E. SMITH
------------------------------------       ------------------------------------
John Dupont, Chief Executive Officer       Douglas E. Smith, Trustee